UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 29, 2006
ACUITY BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-16583 (Commission File Number)	58-2632672 (I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA (Address of principal executive offices)	30309 (Zip Code)
Registrant’s telephone number, including area code: 404-853-1400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
2005 Supplemental Deferred Savings Plan
     On September 29, 2006, the Board of Directors of Acuity Brands, Inc. (the “Company”) ratified the Company’s 2005 Supplemental Deferred Savings Plan (the “SDSP”), which was approved by the Compensation Committee. The SDSP, effective as of January 1, 2005, was implemented to comply with the requirements of I.R.C. Section 409A. The SDSP will be credited with deferrals and Company contribution credits occurring on or after January 1, 2005, and with unvested amounts as of December 31, 2004 credited to participants under a prior plan. The SDSP is an unfunded, non-tax qualified deferred compensation arrangement which provides eligible management and highly compensated employees of the Company, each of whom we refer to as an “Eligible Employee,” with an opportunity to elect to defer a portion of his or her cash base compensation and/or cash bonus compensation for payment at a later time. The amount of a participant’s compensation to be deferred for a plan year will be determined under the SDSP based on the Eligible Employee’s election. The Company will also credit a matching contribution in an amount determined under the SDSP for each participant who defers a portion of his or her base compensation for a plan year and is an Eligible Employee on the last day of the plan year. The Company will also credit for each participant who is an Eligible Employee on the last day of the plan year a supplemental contribution of an additional three percent of such participant’s cash base compensation and cash bonus compensation.
     The matching contributions and supplemental contributions are subject to a vesting schedule set forth in the SDSP, but become fully vested upon death, Disability or Retirement, as such terms are defined in the SDSP. Each participant’s deferrals will be credited with interest at the prime rate. Participants covered under a supplemental executive retirement plan (currently executive officers of the Company) are not eligible to receive Company contributions.
     Amounts payable under the SDSP are unsecured general obligations of the Company to pay deferred compensation in the future in accordance with the terms of the SDSP. Any claim by a participant against the Company for a payment from the SDSP will be treated as a claim of a general and unsecured creditor of the Company. The Company has the sole responsibility for the operation, administration and recordkeeping for the SDSP.
     The preceding discussion of the SDSP is not intended to be complete and is qualified in its entirety by reference to the full text of the SDSP, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
Nonemployee Director Compensation
     On September 29, 2006, the Compensation Committee approved certain changes to the Company’s nonemployee director compensation program beginning calendar year 2007. Under the Company’s existing nonemployee director compensation program, each nonemployee director receives an annual director fee in the amount of $70,000 (one half of which is required to be deferred into a director deferred compensation plan and can be invested in stock units), an additional annual fee of $5,000 for serving as chairman of a committee, and meeting fees of $2,000 for each Board meeting attended and $1,500 for each committee meeting attended, payable quarterly in each case. In addition, each nonemployee director was granted on an annual basis on the day of the Company’s annual meeting stock options to acquire 1,500 shares of the Company’s common stock under the Nonemployee Directors’ Stock Option Plan. The exercise price of the grants was the fair market value on the grant date. Each nonemployee director also received a one-time grant of 1,000 deferred stock units upon their initial election to the Board of Directors. The value and return on deferred stock units is equivalent to the value and return on the Company’s common stock.
     Under the Company’s newly adopted nonemployee director compensation program beginning calendar year 2007, each nonemployee director will receive an annual director fee in the amount of $130,000 (one half of which is required to be deferred into a director deferred compensation plan and can be invested in stock units) and an additional fee of $5,000 for serving as the chairman of a committee. Nonemployee directors will receive $2,000 for each board meeting attended in excess of a total of five board meetings per year. Further, nonemployee directors will receive

$1,500 for each committee meeting attended in excess of a total of five committee meetings per year. No meeting fees will be paid for the first five board or committee meetings so attended. While nonemployee directors will receive a one-time grant of 1,000 deferred stock units upon their initial election to the Board of Directors, there will be no further grants under the Nonemployee Directors’ Stock Option Plan.
Chief Executive Officer Compensation
     The Company maintains a Long-Term Incentive Plan (the “Plan”) and a Management Compensation and Incentive Plan (the “Incentive Plan”) pursuant to which the Company’s executive officers may receive equity awards and cash bonuses, respectively, upon the achievement of certain target performance measures established by the Company’s Compensation Committee. The Compensation Committee previously adopted plans rules for potential equity and cash bonus awards to be earned under the Plan and Incentive Plan, respectively, for fiscal year 2007 for all executive officers; however, the Compensation Committee did not at that time establish target award values for the Company’s Chief Executive Officer, Mr. Vernon Nagel. On September 29, 2006, the Board of Directors approved the Compensation Committee recommendation of target awards of (i) 300% of Mr. Nagel’s gross salary for performance at target under the Plan and (ii) 150% of gross salary under the Incentive Plan. Mr. Nagel’s 2007 gross salary was not increased for fiscal year 2007. The plan rules for fiscal year 2007 under both the Incentive Plan and the Plan are incorporated herein by reference to Exhibits 99.1 and 99.2 of the Company’s Current Report on Form 8-K filed with the Commission on August 29, 2006. The target percentage of gross salary is based on competitive compensation information for the Chief Executive Officer position at comparably-sized manufacturing companies.
     Further, Mr. Nagel and the Company are parties to an Amended and Restated Severance Agreement, dated January 20, 2004, as further amended on April 21, 2006. This Agreement provides for the payment of compensation and benefits to Mr. Nagel in the event his employment is involuntarily terminated by the Company without “Cause,” or is terminated by Mr. Nagel for “Good Reason,” each as defined in the severance agreement. Currently, such agreement would permit Mr. Nagel to exercise vested options to acquire shares of the Company’s common stock, including options vesting during the severance period, for the shorter of (i) 24 months from the date of his termination or (ii) the remaining exercise term for such options. The Board of Directors has approved a revision to Mr. Nagel’s severance agreement which would extend the period in (i) above by ninety (90) days following the end of the severance period. The preceding discussion of Mr. Nagel’s severance agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10(III)A(1) to the Company’s Form 10-Q filed with the Commission on July 6, 2004, and the amendment, a copy of which is filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the Commission on April 27, 2006.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) Effective October 1, 2006, Karen J. Holcom, Principal Accounting Officer of the Company, resigned as the Company’s Vice President and Controller to accept the position of Senior Vice President, Finance — Commercial Group of Acuity Lighting Group, Inc., which operates the Company’s lighting equipment segment. Acuity Brands Lighting Group designs, produces, and distributes a broad array of indoor and outdoor lighting fixtures for commercial and institutional, industrial, infrastructure, and residential applications for various markets throughout North America and select international markets.
(c) The Company’s Chief Financial Officer, Richard K. Reece, will also serve as the Company’s Principal Accounting Officer. The information set forth under Item 5.02 of the Company’s Current Report on Form 8-K filed with the Commission on November 18, 2005 is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits
(d)	Exhibits
10.1	2005 Supplemental Deferred Savings Plan

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: October 5, 2006

ACUITY BRANDS, INC.
By:	/s/ Kenyon W. Murphy
Kenyon W. Murphy
Executive Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX
10.1	2005 Supplemental Deferred Savings Plan